Exhibit 24


                      MODIFIED GUARANTEED ANNUITY CONTRACTS
                            TRAVELERS TARGET MATURITY
                                       TTM

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS:

         That I, KATHLEEN L. PRESTON of South Windsor, Connecticut, a Director of The Travelers Insurance Company (hereafter the "Company"), do hereby make, constitute and appoint ERNEST J. WRIGHT, Secretary of said Company, and KATHLEEN
A. McGAH, Assistant Secretary of said Company, or either one of them acting alone, my true and lawful attorney-in-fact, for me, and in my name, place and stead, to sign registration statements on behalf of said Company on Form S-2 or other appropriate form under the Securities Act of 1933 for Modified Guaranteed Annuity Contracts to be offered by said Company, and further, to sign any and all amendments thereto, including post-effective amendments, that may be filed by the Company.

         IN WITNESS WHEREOF, I have hereunto set my hand this 26th day of March, 2003.

                                               /s/ Kathleen L. Preston
                                               Director
                                               The Travelers Insurance Company